Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE YEAR AND QUARTER ENDED APRIL 30, 2009

Minot, ND – June 30, 2009 – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the year and quarter ended April 30, 2009.

During the fourth quarter of fiscal year 2009, IRET’s revenues increased from the year-earlier period, due primarily to property acquisitions in previous years.  Funds From Operations (FFO)1 decreased from the year-earlier period, and declined slightly on a per share and unit basis, primarily due to a decline in net income.  Net income declined from the year-earlier period, primarily attributable to an increase in interest expense and general operating expenses in the three and twelve months ended April 30, 2009 compared to the three and twelve months ended April 30, 2008.  Additionally, an increase in vacancy rates in our portfolio and associated operating costs for the vacant space unreimbursed by tenants impacted net income in the fourth quarter of fiscal year 2009.  For the three month period ended April 30, 2009, as compared to the same period of the prior fiscal year:

•	Revenues increased to $60.7 million from $59.0 million.

•
FFO decreased to $16.6 million on approximately 80,361,000 weighted average shares and units outstanding, from $17.1 million on approximately 78,195,000 weighted average shares and units outstanding ($.21 per share and unit compared to $.22 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $1.7 million, compared to $2.7 million.

For the twelve month period ended April 30, 2009, as compared to the same period of the prior fiscal year:

•	Revenues increased to $240.0 million from $221.2 million.

•
FFO increased to $64.6 million on approximately 79,820,000 weighted average shares and units outstanding, from $64.2 million on approximately 73,477,000 weighted average shares and units outstanding ($.81 per share and unit compared to $.87 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $6.2 million, compared to $9.7 million.

______________________________
[1]
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains/losses from sales of property plus real estate depreciation and amortization.  FFO is a non-GAAP measure.  We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 decreased approximately 1.5%, or $492,000, during the three months ended April 30, 2009, compared to the same period one year ago.  NOI from stabilized properties decreased or was flat in all of our segments except multi-family residential, which increased 6.4%. NOI from stabilized properties decreased approximately 2.8%, or $3.5 million, during the twelve months ended April 30, 2009, compared to the previous fiscal year.

Economic occupancy4 levels on a stabilized property basis decreased in three of our five reportable segments during the three months ended April 30, 2009, compared to the three months ended April 30, 2008.  Economic occupancy levels on an all-property basis decreased in three of our five reportable segments during the three months ended April 30, 2009, compared to the three months ended April 30, 2008.  Economic occupancy rates on a stabilized property and all-property basis for the three months ended April 30, 2009, as compared to the three months ended April 30, 2008, were as follows:

Economic Occupancy Levels on a Stabilized Property and All Property Basis:

Segments	Stabilized Properties(a)		All Properties
	4th Quarter	4th Quarter	4th Quarter	4th Quarter
	Fiscal 2009	Fiscal 2008	Fiscal 2009	Fiscal 2008
Multi-Family Residential	93.1%	93.2%	92.7%	92.1%
Commercial Office	89.4%	90.9%	89.7%	90.8%
Commercial Medical	96.9%	95.3%	95.7%	96.1%
Commercial Industrial	98.0%	95.5%	98.2%	95.9%
Commercial Retail	85.5%	88.2%	85.5%	88.2%
a.	For 4th Quarter Fiscal 2009 and 4th Quarter Fiscal 2008, stabilized properties excluded:

Multi-Family Residential -
Indian Hills, Sioux City, IA; Cottonwood IV Apartments, Bismarck, ND; Greenfield Apartments, Omaha, NE; Minot 4th Street Apartments, Minot, ND; Minot 11th Street Apartments, Minot, ND; Minot Fairmont Apartments, Minot, ND; Minot Westridge Apartments, Minot, ND; Thomasbrook Apartments, Lincoln, NE; Evergreen Apartments, Isanti, MN; 401 South Main, Minot, ND and IRET Corporate Plaza, Minot, ND.

Total number of units, 692. Occupancy % for the three and twelve months ended April 30, 2009, 87.1% and 88.2%, respectively.

Commercial Office -
610 Business Center, Brooklyn Park, MN; Intertech, Fenton, MO; Plymouth 5095, Plymouth, MN; Bismarck 715 E Broadway, Bismarck, ND; 401 South Main, Minot, ND; IRET Corporate Plaza, Minot, ND and 12 South Main Street, Minot, ND.

Total square footage, 246,311. Occupancy % for the three and twelve months ended April 30, 2009, 95.4% and 95.3%, respectively.

Commercial Medical -
Barry Point, Kansas City, MO; Edgewood Vista Billings, Billings, MT; Edgewood Vista East Grand Forks, East Grand Forks, MN; Edgewood Vista Sioux Falls, Sioux Falls, SD; Edina 6405 France Medical, Edina, MN; Edina 6363 France Medical, Edina, MN; Minneapolis 701 25th Ave Medical (Riverside), Minneapolis, MN; Burnsville 303 Nicollet Medical (Ridgeview), Burnsville, MN; Burnsville 305 Nicollet Medical (Ridgeview South), Burnsville, MN; Eagan 1440 Duckwood Medical, Eagan, MN; Edgewood Vista Belgrade, Belgrade, MT; Edgewood Vista Columbus, Columbus, NE; Edgewood Vista Fargo, Fargo, ND; Edgewood Vista Grand Island, Grand Island, NE; Edgewood Vista Norfolk, Norfolk, NE and 2828 Chicago Avenue, Minneapolis, MN.

Total square footage, 597,265. Occupancy % for the three and twelve months ended April 30, 2009, 92.3% and 94.9%, respectively.

Commercial Industrial -	Cedar Lake Business Center, St. Louis Park, MN; Urbandale, Urbandale, IA; Woodbury 1865, Woodbury, MN; Eagan 2785 & 2795 Highway 55, Eagan, MN and Minnetonka 13600 County Road 62, Minnetonka, MN.
Total square footage, 916,937. Occupancy % for the three and twelve months ended April 30, 2009, 98.9% and 99.7%, respectively.

Discontinued operations from fiscal 2008 include:
Multi-Family Residential -	405 Grant Avenue Apartments, Harvey, ND and Sweetwater – Green Acres 1&2 Apartments, Devils Lake, ND.
Total number of units, 60.

Commercial Office -	Minnetonka Office Building, Minnetonka, MN.
Total square footage, 1,142.

______________________________
[2]
We measure the performance of our segments based on NOI, which we define as total revenues less property operating expenses and real estate taxes.  We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense.  NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

[3]
Stabilized properties are those properties owned for the entirety of both periods being compared.  While results presented on a stabilized property basis are not determined in accordance with GAAP, management believes that measuring performance on a stabilized property basis is useful to investors and to management because it enables evaluation of how the Company’s properties are performing year over year.

[4]
Economic occupancy represents actual rental revenues recognized for the period indicated as a percentage of scheduled rental revenues for the period.  Percentage rents, tenant concessions, straightline adjustments and expense reimbursements are not considered in computing either actual revenues or scheduled rent revenues.

Acquisitions and Development Projects Placed in Service

During the fourth quarter of fiscal year 2009, IRET had no material acquisitions or dispositions. In the fourth quarter, the Company substantially completed the construction of IRET Corporate Plaza, its mixed-use project located in Minot, North Dakota, which consists of 71 apartment units, of which 58 were leased as of April 30, 2009, and approximately 50,360 square feet of office and retail space.  The Company occupies approximately 22,000 square feet of the office and retail space, having moved its headquarters to this location during the fourth quarter of fiscal year 2009.  The expected total cost of the project is approximately $23.0 million, including out-lot infrastructure but not including tenant improvements.

During the third quarter of fiscal year 2009, IRET acquired an approximately 69,984 square foot office/warehouse property located in Minnetonka, Minnesota, for a purchase price of $4.0 million, consisting of $3.0 million in cash and the balance payable under a promissory note with a ten-year term, at 6% interest.  The Company had no dispositions in the third quarter of fiscal year 2009.

During the second quarter of fiscal year 2009, IRET acquired a 36-unit apartment building located in Isanti, Minnesota, for a purchase price of $3.1 million, consisting of approximately $1.3 million in cash and limited partnership units of IRET’s operating partnership valued at approximately $1.8 million, and also acquired an approximately 22,500 square foot one-story office building, on approximately 2.5 acres in Bismarck, North Dakota, for a purchase price of approximately $2.2 million.  The office building is connected to a vacant four-story office property that the Company plans to demolish; this vacant property is classified as Unimproved Land in the table below.  The Company had no material dispositions in the second quarter of fiscal year 2009.

Also during the second quarter of fiscal year 2009, IRET completed the remaining interior work and tenant improvements in its approximately 31,643 square foot addition to the Company’s Southdale Medical Building in Edina, Minnesota.  The cost of the expansion project was approximately $6.2 million, excluding relocation, tenant improvement and leasing costs incurred to relocate tenants in the existing facility.  Additionally, during the second quarter of fiscal year 2009, IRET completed construction of an approximately 56,239 square foot medical office building and adjoining parking ramp next to the Company’s existing five-story medical office building located at 2828 Chicago Avenue in Minneapolis, Minnesota.  The new medical office building and adjoining parking ramp cost approximately $12.9 million to construct.

During the first quarter of fiscal year 2009, IRET acquired a parcel of unimproved land in Bismarck, North Dakota for approximately $576,000, and four small apartment buildings with a total of 52 units in Minot, North Dakota, for a total purchase price (excluding closing costs) of approximately $2.5 million, including the issuance of limited partnership units of IRET Properties, the Company’s operating partnership, valued at $2.0 million. The Company had no dispositions in the first quarter of fiscal year 2009.

The following table details the Company’s acquisitions and development projects placed in-service during the twelve months ended April 30, 2009:

Fiscal 2009 (May 1, 2008 to April 30, 2009)
	(in thousands)
Acquisitions and Development Projects Placed in Service	Land	Building	Intangible Assets	Acquisition Cost

Multi-Family Residential
33-unit Minot Westridge Apartments – Minot, ND	$67	$1,887	$0	$1,954
12-unit Minot Fairmont Apartments – Minot, ND	28	337	0	365
4-unit Minot 4th Street Apartments – Minot, ND	15	74	0	89
3-unit Minot 11th Street Apartments – Minot, ND	11	53	0	64
36-unit Evergreen Apartments – Isanti, MN	380	2,720	0	3,100
10-unit 401 S. Main Apartments – Minot, ND1	0	905	0	905
71-unit IRET Corporate Plaza Apartments – Minot, ND2	0	10,824	0	10,824
	501	16,800	0	17,301
Commercial Property - Office
22,500 sq. ft. Bismarck 715 E. Bdwy – Bismarck, ND	389	1,267	255	1,911
50,360 sq. ft. IRET Corporate Plaza – Minot, ND2	0	3,896	0	3,896
	389	5,163	255	5,807
Commercial Property - Medical
56,239 sq. ft. 2828 Chicago Avenue – Minneapolis, MN3	0	5,052	0	5,052
31,643 sq. ft. Southdale Medical Expansion (6545 France) – Edina, MN4	0	779	0	779
	0	5,831	0	5,831
Commercial Property - Industrial
69,984 sq. ft. Minnetonka 13600 Cty Rd 62 – Minnetonka, MN	809	2,881	310	4,000
	809	2,881	310	4,000
Unimproved Land
Bismarck 2130 S. 12th Street – Bismarck, ND	576	0	0	576
Bismarck 700 E. Main – Bismarck, ND	314	0	0	314
	890	0	0	890

Total Property Acquisitions	$2,589	$30,675	$565	$33,829
(1)
Development property placed in service November 10, 2008. Approximately $145,000 of this cost was incurred in the three months ended April 30, 2009.  Additional costs incurred in fiscal year 2008 totaled approximately $14,000 for a total project cost at April 30, 2009 of approximately $919,000.

(2)
Development property placed in service January 19, 2009.  Approximately $1.8 million of the residential cost and $563,000 of the commercial office cost was incurred in the three months ended April 30, 2009. Additional costs incurred in fiscal years 2008 and 2007 totaled $8.6 million for a total project cost at April 30, 2009 of $23.3 million.

(3)
Development property placed in service September 16, 2008. Approximately $800,000 of this cost was incurred in the three months ended January 31, 2009. Additional costs incurred in fiscal years 2008 and 2007 totaled $7.8 million for a total project cost at April 30, 2009 of $12.9 million.

(4)
Development property placed in service September 17, 2008. Approximately $364,000 of this cost was incurred in the three months ended January 31, 2009. Additional costs incurred in fiscal year 2008 totaled $5.4 million for a total project cost at April 30, 2009 of $6.2 million.

Development Activity

The Company completed several development or renovation projects during fiscal year 2009; those projects are described above in the section labeled Acquisitions and Development Projects Placed In Service.  IRET currently is constructing a 24-unit apartment building in Lincoln, NE, to replace the building in its Thomasbrook apartment complex destroyed by fire in July 2008.  The construction of this apartment building is expected to cost approximately $2.2 million, of which $2.1 million will be covered by insurance.  The remaining cost not covered by insurance is due to various property upgrades incorporated in the project by IRET to modernize and enhance the marketability of the units being constructed.

Shareholder Equity, Distributions and Capital Structure

In April 2009, IRET and IRET Properties entered into a continuous equity offering program sales agreement with Robert W. Baird & Co. Incorporated (Baird).  Pursuant to the Sales Agreement, IRET may offer and sell its common shares of beneficial interest, no par value, having an aggregate gross sales price of up to $50 million, from time to time through Baird as IRET's sales agent.  IRET has no obligation to sell any common shares under the program, and Baird is not required to sell any specific number or dollar amount of common shares, but has agreed to use its commercially reasonable efforts to sell the common shares as directed by IRET.  During the fourth quarter of fiscal year 2009, IRET sold 632,712 newly-issued common shares under this program, for total proceeds (before offering expenses but after underwriting discounts and commissions) of $6.0 million.

On April 1, 2009, IRET paid a quarterly distribution of $0.1700 per share and unit on its common shares and limited partnership units of IRET Properties.  This was IRET’s 152nd consecutive distribution at equal or increasing rates.  IRET also paid, on March 31, 2009, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

As of April 30, 2009, IRET had a total capitalization of $1.8 billion.  Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Thursday, July 2, 2009 at 9:00 A.M. Central Daylight Time.  In order to use the limited time available more efficiently, the Company requests that questions be submitted in advance, via e-mail to the attention of IRET’s Investor Relations Director at msaari@iret.com, by 5:00 p.m. Central Daylight Time on Wednesday, July 1, 2009.  During the question and answer period, priority will be given to addressing questions submitted in advance.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-800-860-2442

International Toll Free Number: 1-412-858-4600

A replay of the call will be archived on the “Investor Relations/Upcoming Events and Presentations” page of IRET’s website, http://www.iret.com, through Friday, July 17, 2009.  Questions regarding the conference call should be directed to IRET Investor Relations at msaari@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest.  IRET owns a diversified portfolio of properties consisting of 77 multi-family residential properties with 9,645 apartment units; and 67 office properties, 49 medical properties (including senior housing), 18 industrial properties and 33 retail properties with a total of approximately 11.7 million square feet of leasable space.  IRET’s distributions have increased every year for 38 consecutive years.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols:  IRET and IRETP).  IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results.  Such risks, uncertainties and other factors include, but are not limited to:  fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2008 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
April 30, 2009 and 2008

	(in thousands)
	April 30, 2009	April 30, 2008
ASSETS
Real estate investments
Property owned	$1,729,585	$1,648,259
Less accumulated depreciation	(262,871)	(219,379)
	1,466,714	1,428,880
Development in progress	0	22,856
Unimproved land	5,701	3,901
Mortgage loans receivable, net of allowance of $3 and $11, respectively	160	541
Total real estate investments	1,472,575	1,456,178
Other assets
Cash and cash equivalents	33,244	53,481
Marketable securities – available-for-sale	420	420
Receivable arising from straight-lining of rents, net of allowance of $842 and $992, respectively	16,012	14,113
Accounts receivable, net of allowance of $286 and $261, respectively	2,738	4,163
Real estate deposits	88	1,379
Prepaid and other assets	1,051	349
Intangible assets, net of accumulated amortization of $44,887 and $34,493, respectively	52,173	61,649
Tax, insurance, and other escrow	7,261	8,642
Property and equipment, net of accumulated depreciation of $957 and $1,328, respectively	1,015	1,467
Goodwill	1,392	1,392
Deferred charges and leasing costs, net of accumulated amortization of $11,010 and $7,265, respectively	17,122	14,793
TOTAL ASSETS	$1,605,091	$1,618,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$32,773	$33,757
Revolving lines of credit	5,500	0
Mortgages payable	1,070,158	1,063,858
Other	1,516	978
TOTAL LIABILITIES	1,109,947	1,098,593

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN PARTNERSHIPS	13,010	12,609
MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP	148,199	161,818
(20,838,197 units at April 30, 2009 and 21,238,342 units at April 30, 2008)
SHAREHOLDERS’ EQUITY
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2009 and April 30, 2008, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 60,304,154 shares issued and outstanding at April 30, 2009, and 57,731,863 shares issued and outstanding at April 30, 2008)	462,574	440,187
Accumulated distributions in excess of net income	(155,956)	(122,498)
Total shareholders’ equity	333,935	345,006
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,605,091	$1,618,026

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three months and twelve months ended April 30, 2009 and 2008

	Three Months Ended April 30		Twelve Months Ended April 30
	(in thousands, except per share data)
	2009	2008	2009	2008
REVENUE
Real estate rentals	$49,183	$46,674	$194,758	$179,965
Tenant reimbursement	11,469	12,288	45,247	41,205
TOTAL REVENUE	60,652	58,962	240,005	221,170
EXPENSES
Interest	17,436	16,470	68,743	63,439
Depreciation/amortization related to real estate investments	13,825	13,537	54,646	50,042
Utilities	4,973	5,365	18,975	17,793
Maintenance	6,347	6,373	27,603	24,582
Real estate taxes	8,037	7,498	30,443	27,133
Insurance	813	700	3,051	2,624
Property management expenses	4,325	3,975	18,079	15,273
Administrative expenses	861	1,288	4,430	4,745
Advisory and trustee services	115	104	452	458
Other expenses	283	291	1,440	1,344
Amortization related to non-real estate investments	613	437	2,068	1,476
Impairment of real estate investment	338	0	338	0
TOTAL EXPENSES	57,966	56,038	230,268	208,909
Interest income	52	449	608	2,095
Other income	182	222	314	665
Income before gain on sale of other investments and minority interest and discontinued operations	2,920	3,595	10,659	15,021
Gain on sale of other investments	0	38	54	42
Minority interest portion of operating partnership income	(596)	(833)	(2,227)	(3,524)
Minority interest portion of other partnerships’ loss	(57)	111	40	136
Income from continuing operations	2,267	2,911	8,526	11,675
Discontinued operations, net of minority interest	0	377	0	413
NET INCOME	2,267	3,288	8,526	12,088
Dividends to preferred shareholders	(593)	(593)	(2,372)	(2,372)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,674	$2,695	$6,154	$9,716
Earnings per common share from continuing operations	$.03	$.04	$.11	$.17
Earnings per common share from discontinued operations	.00	.01	.00	.01
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.03	$.05	$.11	$.18

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
for the three months and twelve months ended April 30, 2009 and 2008

	(in thousands, except per share amounts)
Three Months Ended April 30,	2009			2008
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income	$2,267			$3,288
Less dividends to preferred shareholders	(593)			(593)
Net income available to common shareholders	1,674	59,316	$.03	2,695	57,382	$.05
Adjustments:
Minority interest in earnings of unitholders	596	21,045		973	20,813
Depreciation and amortization(1)	14,360			13,910
Gain on depreciable property sales	0			(510)
Funds from operations applicable to common shares and units	$16,630	80,361	$.21	$17,068	78,195	$.22

	(in thousands, except per share amounts)
Twelve Months Ended April 30,	2009			2008
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income	$8,526			$12,088
Less dividends to preferred shareholders	(2,372)			(2,372)
Net income available to common shareholders	6,154	58,603	$.11	9,716	53,060	$.18
Adjustments:
Minority interest in earnings of unitholders	2,227	21,217		3,677	20,417
Depreciation and amortization(4)	56,295			51,303
Gain on depreciable property sales	(54)			(514)
Funds from operations applicable to common shares and units	$64,622	79,820	$.81	$64,182	73,477	$.87

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $14,438 and $13,974, and depreciation/amortization from Discontinued Operations of $0 and $5, less corporate-related depreciation and amortization on office equipment and other assets of $78 and $69, for the three months ended April 30, 2009 and 2008, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.

(3)	Net income is calculated on a per share basis. FFO is calculated on a per share and unit basis.

(4)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments  and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $56,714 and $51,518, and depreciation/amortization from Discontinued Operations of $0 and $47, less corporate-related depreciation and amortization on office equipment and other assets of $419 and $241, for the twelve months ended April 30, 2009 and 2008, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months and twelve months ended April 30, 2009 and 2008

	(in thousands)
Three Months Ended April 30, 2009	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$19,319	$21,125	$13,393	$3,210	$3,605	$60,652
Real estate expenses	9,101	9,450	3,986	802	1,156	24,495
Net operating income	$10,218	$11,675	$9,407	$2,408	$2,449	36,157
Interest						(17,436)
Depreciation/amortization						(14,438)
Administrative, advisory and trustee fees						(976)
Other expenses						(283)
Impairment of real estate investment						(338)
Other income						234
Income before gain on sale of other investments and minority interest and discontinued operations						$2,920

	(in thousands)
Three Months Ended April 30, 2008	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$18,469	$22,216	$11,648	$2,974	$3,655	$58,962
Real estate expenses	9,063	9,916	3,180	694	1,058	23,911
Net operating income	$9,406	$12,300	$8,468	$2,280	$2,597	35,051
Interest						(16,470)
Depreciation/amortization						(13,974)
Administrative, advisory and trustee fees						(1,392)
Other expenses						(291)
Other income						671
Income before gain on sale of other investments and minority interest and discontinued operations						$3,595

	(in thousands)
Twelve Months Ended April 30, 2009	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$76,716	$83,446	$52,564	$12,711	$14,568	$240,005
Real estate expenses	36,162	37,644	16,046	3,222	5,077	98,151
Net operating income	$40,554	$45,802	$36,518	$9,489	$9,491	141,854
Interest						(68,743)
Depreciation/amortization						(56,714)
Administrative, advisory and trustee fees						(4,882)
Other expenses						(1,440)
Impairment of real estate investment						(338)
Other income						922
Income before gain on sale of other investments and minority interest and discontinued operations						$10,659

	(in thousands)
Twelve Months Ended April 30, 2008	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$72,827	$84,042	$38,412	$11,691	$14,198	$221,170
Real estate expenses	34,637	36,206	9,756	2,529	4,277	87,405
Net operating income	$38,190	$47,836	$28,656	$9,162	$9,921	133,765
Interest						(63,439)
Depreciation/amortization						(51,518)
Administrative, advisory and trustee fees						(5,203)
Other expenses						(1,344)
Other income						2,760
Income before gain on sale of other investments and minority interest and discontinued operations						$15,021